Exhibit 10.20

POWER OF ATTORNEY

Check appropriate box:
Department of the Treasury	☐ Individual
U.S. Customs Service	☐ Partnership
19 CFR 141.32	☐ Corporation
☐ Sole Proprietorship

KNOWN ALL MEN THESE PRESENTS:
(FULL NAME OF PERSON, PARTNERSHIP, CORPORATION, OR SOLE PROPRIETORSHIP)

A Corporation business under the State of    residing at
hereby constitutes and appoints Edward Transit Express Group Inc. and its duly authorized employees to act for said corporation and to authorize other customs brokers and freight forwarding service to act as my agent.

As a true and lawful agent and attorney of the grantor named above for and in the name, place, and stead of said grantor from this date and in Customs Port: ALL and in no other name, to make endorse, sign, declare, or swear to any entry, withdrawal, declaration, certificate, bill of lading, or other document required by law or regulation in connection with the importation, transportation, or exportation of any merchandise shipped or consigned by or to said grantor, to perform any act or condition which may be required by law or regulation in connection with such merchandise; to receive any merchandise deliverable to said grantor;

To make endorsements on bills of lading conferring authority to make entry and collect drawback, and to make, sign, declare, or swear to any statement, supplemental statement, schedule, supplemental schedule, certificate of delivery, certificate of manufacture and delivery, abstract of manufacturing drawback entry, or any other affidavit or document which may be required by law or regulation for drawback purposes, regardless of whether such bill of lading, sworn statement, schedule, certificate, abstract, declaration, or other affidavit or document is intended for filing in said port or in any other Customs port.

To sign, seal, and deliver for and as the act of said grantor any bond required by or regulation in connection with the entry or withdrawal of imported merchandise or merchandise exported with or without benefit of drawback or in connection with the entry, clearance, lading, unlading or navigation of any and all bonds which may be conveyance owned or operated by said grantor, and any and all bonds which may be voluntarily given and accepted under applicable laws and regulations, consignee’s and owner’s declarations provided for in section 485, Tariff Act of 1930, as amended, or affidavits in connection with the entry of merchandise:

To sign and swear to any document and to perform any act that may be necessary or required by law or regulation in connection with the entering, clearing, lading, unlading, or operation of any vessel or other means of conveyance owned or operated by said grantor:

IN WITNESS WHEREOF, the said

And generally to transact at the customhouses in said port any and all Customs business, including making, signing, and filing of protests under section 514 of the Tariff Act of 1930, in which said grantor is or may be concerned or interested and which may properly be transacted or performed by the agent and attorney, giving to said agent and attorney full power and authority to do anything whatever requisite and necessary to be done in the premises as fully as said grantor could do if present and acting, hereby ratifying and confirming all that the said agent and attorney shall lawfully do by virtue of these presents; the foregoing power of attorney to remain in full force and effect until _____ day of ________, _____ or notice of revocation in writing is duly given to and received by the Port Director of Customs of the port aforesaid. If the donor of this power of attorney is a partnership, the said power shall in no case have any force or effect after the expiration of 2 years from the date of its receipt in the office of the Port Director of Customs of said port.

Payment of all invoices it received from Grantee for services rendered pursuant to the Power of Attorney in effect between Grantor and Grantee. Grantor further acknowledges that the Grantee has entered into this agreement and has agreed to perform its brokerage services expressly in consideration of and in reliance upon the Grantor’s agreement to pay as set forth herein, and that in the event Grantee elects to commence litigation against the grantor or its agents to enforce any portion of this agreement, Grantor shall pay Grantee all of its costs and reasonable attorney’s fees incurred in connection with that litigation and with the collection of any judgment rendered thereunder.

The grantor, in accordance with Customs regulation 111.36(a), expressly waives the requirement for the agent to transmit a true copy of its brokerage invoice(s) or other documents to the grantor and authorizes agent to bill and collect fees for its services through our designated freight forwarder.

Has caused these presents to be sealed and signed (Signature):
(MUST BE OFFICER OF CORPORATION, OWNER FOR PARTNERSHIP OR SOLE PROP.)

Capacity:	Date
(IF CORP. MUST BE PRES., V.P., C.E.O., DIRECTOR, TREASURER, OR SECRETARY)

If you are the importer of record, payment to the broker will not relieve you of liability for Customs charges (duties, taxes, or other debts owed to customs) in the even the charges are not paid by the broker. Therefore, if you pay be check, Customs charges may be paid with a separate check payable to the “United States Customs Service”.

IRS or SSN NO

(This number is used by Customs for identification purposes)

Customs can assign a number if you do not have one.

THIS POWER OF ATTORNEY MUST BE SIGNED BY A CORPORATE OFFICER TO BE VALID

Payment Terms: Invoices are payable in full upon receipt. Edward Transit Express Group Inc. and its duly authorized employees reserve the right to require freight and duty advances. Be advised that freight and duty are payable under the shipping act (as well as goods lost or not lost). Under rare circumstances, your freight may be held at the terminal until payment is received for charges made by third parties. Signing this power of attorney acknowledges these terms and indicates your acceptance of the above term.